UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Suite 325, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 377-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Unitas Litigation

Dreams, Inc. (the “Company”) was a defendant in an action in United States Bankruptcy Court for the District of Maryland in an action brought by Unitas Management, Inc. Unitas Management, Inc. has brought a claim against us for damages of up to $419,000 based upon an alleged breach of contract. On January 10, 2005, the Bankruptcy Court granted Unitas Management, Inc.’s Motion for Summary Judgment and entered a judgment for Unitas Management, Inc. for approximately $435,000. The Company appealed the judgment and on May 4, 2005, the United States District Court for the District of Maryland overturned the decision of the Bankruptcy Court and directed judgment in favor of the Company. Upon entry of the Court Order, the Company intends to request release of its $440,000 cash bond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2005

DREAMS, INC.

By:	/s/ David Greene
David Greene
Secretary